Exhibit 99.1

Distribution Solutions Group to Host Investor Day on September 28, 2023

FORT WORTH, TEXAS, September 26, 2023 - Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”), as previously announced, will host an Investor Day on Thursday, September 28, 2023, at City Club of Fort Worth in Texas.

During the Investor Day, executive management and operational leaders will present the Company’s long-term vision, growth strategies and capital deployment priorities. The Investor Day will also showcase DSG’s premier, multi-platform specialty distribution products, services, and solutions, and provide valuable insights into current and future initiatives to grow revenue, improve profitability and generate cash flow at the Company.

Live Webcast

Interested investors and other parties may also listen to the DSG Investor Day via webcast at https://investor.distributionsolutionsgroup.com/news/events.

Event: Distribution Solutions Group Investor Day

Date: Thursday, September 28, 2023

Program Time: 11:45am – 3:45pm CT

Location: City Club of Fort Worth – 301 Commerce Street, Fort Worth, TX 76102

The presentation slides will be available on the Company’s website. An online archive of the webcast will be available after the conclusion of the event. The presentation slides and online archive of the webcast will remain on the Company’s website for six months.

About Distribution Solutions Group, Inc.

DSG is a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 170,000 customers in several diverse end markets supported by approximately 3,800 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties, expenditures or any problems arising after combining the businesses of Lawson Products, TestEquity and Gexpro Services (the “merger”), which may result in DSG not operating as effectively and efficiently as expected; (ii) the risk that stockholder litigation arising from or in connection with the merger results in significant costs of defense, indemnification and liability; and (iii) other risks and uncertainties relating to the merger, including the risks that DSG may encounter difficulties in fully integrating the business of DSG and Hisco and that DSG may not achieve the synergies contemplated with respect to the merger.

Contacts

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

773-304-5665

Investor Relations Contacts:

Three Part Advisors, LLC

Steven Hooser or Sandy Martin

214-872-2710

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